                                                                     EXHIBIT 2.1

                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement"), dated September 5, 2000,
                                         ---------
("Execution Date") is entered into by and among Cabo Restaurants, LP, a Texas
  --------------
limited partnership (the "Buyer"), CABO SHEPHERD, INC., a Texas corporation
                          -----
("Cabo-Shepherd"), CABO TRAVIS, INC., a Texas corporation ("Cabo-Travis"),
---------------                                             -----------
(Cabo-Shepherd and Cabo-Travis are sometimes referred to herein individually as a "Seller", and collectively as the "Sellers"), AMERICAN FOOD CLASSICS, INC., a
   ------                            -------
Nevada corporation ("AFCI"), and BFX HOSPITALITY GROUP, INC., a Delaware
                     ----
corporation ("BFX").  ROBERT H. MCLEAN ("McLean") is joining solely for the
              ---                        ------
purpose of being bound by the provisions of Section 6 hereof and no other. CABO-
                                            ---------
FORT WORTH #1, L.L.C., a Texas limited liability company ("Cabo-Fort Worth") is
                                                           ---------------
joining solely for the purposes of being bound by the provisions of Sections 2,
                                                                    -----------
6 and 12 hereof and no other.
--------

                                   RECITALS
                                   --------

     WHEREAS, each Seller owns and operates a restaurant and bar business under the name, "CABO The Original 'Mix Mex' Grill", in Houston, Texas (the "Business"); and
 --------

     WHEREAS, Cabo-Fort Worth owns and operates a restaurant and bar business under the name, "CABO The Original 'Mix Mex' Grill", in Fort Worth, Texas (the "Fort-Worth Business"); and
 -------------------

     WHEREAS, each Seller desires to sell to Buyer, and Buyer desires to purchase from Sellers, substantially all of the assets of each Seller used in conducting the Business, and Buyer further desires to assume from each Seller certain liabilities of Sellers arising from conducting the Business, upon the terms and subject to the conditions set forth herein; and

     WHEREAS, AFCI is the indirect parent of Sellers and an indirect third tier Subsidiary of BFX, and owns certain intellectual property assets used by Sellers in conducting the Business, and AFCI desires to sell to Buyer, and Buyer desires to purchase from AFCI, such intellectual property assets, upon the terms and subject to the conditions set forth herein; and

     WHEREAS, each Seller is an indirect fourth tier Subsidiary of BFX, and BFX desires to enter into this Agreement as an inducement for Buyer entering into this Agreement, and for the limited purpose of making certain covenants, agreements, representations, warranties, and indemnifications set forth herein; and

     WHEREAS, Cabo-Fort Worth is not being sold, is an indirect fourth tier Subsidiary of BFX and is entering into this Agreement for the limited purposes specifically set forth herein with the intent to make it clear what rights and obligations it has with respect to the Transaction.

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ASSET PURCHASE AGREEMENT         Page 1 of 29

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, and covenants set forth in this Agreement, and the other good and valuable consideration exchanged between the parties, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound agree as follows:

                                  AGREEMENTS
                                  ----------

1.   DEFINITIONS.  As used in this Agreement, the terms defined in Schedule 1
     -----------                                                   ----------
attached hereto have the meanings given to them therein. Other terms may be defined elsewhere herein and have the meanings so given to them.

2.   SALE AND PURCHASE.
     ------------------

     a.   Acquired Assets.  Upon the terms and subject to the conditions set
          ---------------
forth herein and contemporaneously with the execution hereof, Cabo-Fort Worth as to subsection iii.(2) hereof, each Seller and AFCI will sell, transfer, convey, assign, and deliver to Buyer, and Buyer thereupon will purchase, acquire, and assume from Cabo-Fort Worth as to subsection iii.(2) hereof, each Seller or AFCI, as the case may be, all of the right, title, and interest of such party in and to the following assets of the foregoing, as their respective interests may appear (the "Acquired Assets"), but specifically excluding the Excluded Assets
             ---------------
(as defined in Section 2(d) hereof):
               ------------

          i.   Inventory of Sellers. All inventories of raw materials,
               --------------------
components, packaging materials, supplies, foods, spices, and beverages of Sellers, located at Sellers' principal place of Business, at the Effective Date (as defined in Section 4 hereof) (less the Alcohol Inventory which will be
               ---------
conveyed pursuant to Section 11 hereof) (the "Inventory");
                     ----------               ---------

          ii.  Equipment of Sellers. All furniture, fixtures, equipment,
               --------------------
leasehold improvements, furnishings, computer hardware and software, machinery, materials, supplies, and other tangible personal property of every kind, nature, and description of Sellers, located at Sellers' principal place of Business, at the Effective Date, and including, but not limited to, the items of tangible personal property listed in Schedule 2(a)(ii) attached hereto (the "Equipment");
                            ----------------                        ---------

          iii. (1)  Intellectual Property of AFCI.  The trademarks of AFCI
                    -----------------------------
specifically listed in Schedule 2(a)(iii)(1) attached hereto (the "AFCI
                       --------------------                        ----
Intellectual Property"); provided, however, that nothing in this Section
---------------------                                            -------
2(a)(iii)(1) shall be interpreted as transferring, assigning, or otherwise
-----------
granting Buyer any right, title, or interest in or to any other intellectual property assets or other assets or properties of AFCI other than those described herein.

               (2)  Intellectual Property of Sellers and Cabo-Fort Worth. The
                    ----------------------------------------------------
trade secrets and trade dress of each Seller in the Business and Cabo-Fort Worth as to the trade secrets and


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ASSET PURCHASE AGREEMENT         Page 2 of 29
trade dress in the Fort Worth Business excluding the trade secrets and trade dress utilized in the "El Rincon Room."

          iv.    Business Records of Sellers. All sales records, market studies,
                 ---------------------------
advertising and promotional literature, past and present customer lists, customer history, procedures, recipe books and copies of the individual recipes included therein, employee handbooks, operating and training manuals, business records, accounting and financial records, logs, files, books, supplier lists, mailing lists, computer and electronic data processing material, personnel records, correspondence, and any other business records of Seller (the "Business
                                                                        --------
Records"); provided, however, that Seller, AFCI, and BFX, or any of their
-------
respective Affiliates or Subsidiaries, shall be entitled to (A) delete or redact any portion of the Business Records which do not relate exclusively to the historical operations and the continued operation of the Business in the Ordinary Course of Business after the Closing, and (B) retain a copy of and continue using any Business Records for conducting any other business as permitted by and not otherwise in violation of the non-competition provisions in
Section 6 hereof;
---------

          v.     Telephone Numbers of Sellers.  The right to use the telephone
                 ----------------------------
numbers listed on Schedule 2(a)(v) attached hereto;
                  ---------------

          vi.    Assigned Contracts of Sellers.  To the extent transfer or
                 -----------------------------
assignment is permitted by the terms thereof, all of the right, title, and interest of Sellers under the Contracts listed in Schedule 2(a)(vi) attached
                                                  ----------------
hereto (the "Assigned Contracts");
             ------------------

          vii.   Assigned Real Property Leases of Sellers. To the extent
                 ----------------------------------------
transfer or assignment is permitted by the terms thereof, all of the right, title, and interest of Sellers under the Contracts, which are leases for real property, listed in Schedule 2(a)(vii) attached hereto (the "Assigned Real
                    -----------------                        -------------
Property Leases");
----------------

          viii.  Assigned Personal Property Leases of Sellers.  To the extent
                 --------------------------------------------
transfer or assignment is permitted by the terms thereof, all of the right, title, and interest of Sellers under the Contracts, which are leases for tangible personal property, listed in Schedule 2(a)(viii) attached hereto (the
                                      ------------------
"Assigned Personal Property Leases");
 ---------------------------------

          ix.    Warranty Rights of Sellers.  To the extent transfer or
                 --------------------------
assignment is permitted by the terms thereof, the benefit of and right to enforce the covenants and warranties that Sellers are entitled to enforce relating to any of the other Acquired Assets; and

          x.     Goodwill of Sellers.   All the goodwill and going concern
                 -------------------
valued of the other Acquired Assets and the Business of Sellers.

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ASSET PURCHASE AGREEMENT         Page 3 of 29

     b.   Transfer Without Liens.  Each Seller and AFCI will convey good,
          ----------------------
valuable, and marketable title to the Acquired Assets, in or to those which it has any interest, to Buyer free and clear of all Liens, except for the (i) Liens expressly assumed by Buyer under Section 3(a) hereof, and (ii) Liens otherwise
                                 ------------
disclosed in Sellers' Disclosure Schedule (as defined in Section 8 hereof).
                                                         ---------

     c.   Effect of Prohibited Assignment.  Nothing in this Agreement shall be
          -------------------------------
construed as an attempt or agreement to transfer or assign (i) any Contract, Governmental Authorization, franchise, approval, variance, certification, or authority which cannot be transferred or assigned without Consent, unless such Consent shall have been given, or (ii) any Contract or claim as to which all the rights and remedies for enforcement would not fully pass to Buyer incident to the transfers or assignments required by this Agreement. However, in order for Buyer to realize the full value of the items described in the foregoing clauses
(i) and (ii), each Seller and AFCI will, at the request of and under the direction of Buyer, and in the name of Buyer, or as Buyer may otherwise specify and as permitted by applicable Legal Requirements, take all reasonable actions and do, or cause to be done, all such things necessary or proper for (x) the rights and obligations of such Seller or AFCI thereunder to be preserved, and
(y) to facilitate the collection of any monies due and payable thereunder, which such Seller or AFCI shall hold for in trust for the benefit of and pay and deliver promptly to Buyer.

     d.   Excluded Assets.   Buyer will not purchase hereunder any assets or
          ---------------
properties of Sellers, AFCI, or BFX, other than the Acquired Assets, and notwithstanding any other provision of this Agreement, the Acquired Assets shall not include the following assets of Sellers, AFCI, or BFX (the "Excluded
                                                                --------
Assets"):
------

          i.   Cash; Receivables.  All cash on hand and in banks (or similar
               -----------------
depositories) or in investments, and all account, trade, intercompany, and other receivables, including, but not limited to, uncollected credit card receivables;

          ii.  Prepaid Expenses; Other Current Assets. All prepaid expenses,
               --------------------------------------
prepaid accounts, deposits, rentals, bonds, other prepaid items, and all other current assets, and including, but not limited to, the current assets listed in
Schedule 2(d)(ii) attached hereto;
-----------------

          iii. Corporate Documents.  The corporate minute book, stock book, Tax
               -------------------
and financial records, and any other books or records not directly related to or necessary for Buyer's operation of the Business in the Ordinary Course of Business after the Closing;

          iv.  Business Records.  The copies of Business Records retained in
               ----------------
accordance with Section 2(a)(iv) hereof;
                ----------------

          v.   BFX and AFCI Assets.  The assets, properties, and rights of BFX,
               -------------------
and of AFCI, other than the AFCI Intellectual Property; and

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ASSET PURCHASE AGREEMENT         Page 4 of 29

          vi.  Scheduled Excluded Assets. The assets, properties, and rights
               -------------------------
specifically listed in Schedule 2(d)(vi) attached hereto; and
                       -----------------

          vii. Cabo-Fort Worth Assets.  All assets of Cabo-Fort Worth of what
               -----------------------
ever nature and kind and where ever situated, save those assets transferred under Section 2.a.iii.(2) hereof.

3.   ASSUMPTION OF LIABILITIES.
     -------------------------

     a.   Assumed Liabilities.  Buyer will assume, become responsible for, and
          -------------------
obligated to pay, perform, and discharge, the unfulfilled liabilities or obligations of each Seller, AFCI or BFX (and the Affiliates thereof, to the extent of any liability or obligation thereunder) as the case may be, arising or accruing after the Effective Date under the Assigned Contracts, Assigned Real Property Leases, or Assigned Personal Property Leases, to the extent such Contracts have not been terminated and there is no material default in the material terms thereof as of or prior to the Effective Date (the "Assumed
                                                                  -------
Liabilities").
-----------

     b.   Excluded Liabilities. Buyer shall not assume, become responsible for,
          --------------------
or otherwise be obligated to pay, perform, or discharge any liabilities or obligations of Sellers, AFCI or BFX (whether known or unknown and whether accrued, absolute, contingent, or otherwise), other than the Assumed Liabilities. The liabilities and obligations excluded shall include:

          i. any liability arising out of or relating to services provided by Sellers prior to the date hereof ;

          ii. any liability for Taxes including (A) any Taxes arising as a result of AFCI, BFX or Seller's operation of the Business or ownership of the Assets prior to Closing; (B) any Taxes that arise as a result of the sale of the Assets pursuant to this Agreement; and (C) any deferred Taxes of any nature that relate to AFCI, BFX or Seller's operation of the Business or ownership of the Assets prior to Closing.

          iii. any liability under employee plans, if any, or relating to payroll, vacation, sick leave, pension benefits, employee stock options or profit sharing plans, health care plans or benefits, or any other employee plans or benefits of any kind for Seller's employees or former employees, or both;

          iv. any environmental, health and safety liabilities arising out of or relating to the operations of Seller's business or Seller's leasing of Real Property;

          v. any liability under any employment, severance, retention or termination agreement with any employee of Seller or any of its Related Persons;

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ASSET PURCHASE AGREEMENT         Page 5 of 29

          vi. any liability arising out of or related to any employee grievance whether or not the affected employees are hired by Buyer;

          vii. any liability to indemnify, reimburse or advance amounts to any officers, directors, employees or agents of BFX, AFCI or Sellers;

          viii. any liability of Seller upon BFX's, AFCI's or Sellers' acts or omissions occurring after the Closing.

4.   CLOSING/EFFECTIVE DATE/TIME
     ---------------------------

     Effective Date/Time.  The Closing of the Transaction shall take place
     -------------------
concurrently with the execution of this Agreement (the "Closing") and shall be effective for Tax, accounting, and all other purposes at and as of 11:59 p.m. on the day immediately preceding the Execution Date (the "Effective Date or Closing
                                                       -------------------------
Date").
----

5.   PURCHASE PRICE; PAYMENT.
     -----------------------

     a.   Purchase Price. The aggregate purchase price to be paid by Buyer to
          --------------
Sellers and AFCI for the Acquired Assets shall be $3,500,000.00, plus or minus any adjustment to such sum required by Section 5(c) and Section 5(d) hereof (the
                                       ------------     ------------
"Purchase Price"). The Purchase Price shall be payable by Buyer
 --------------
contemporaneously with the execution hereof as follows:

               i. Buyer's wire transfer at the Closing of $3,500,000.00 in immediately available funds to the account or accounts designated by Sellers and AFCI.

     b.   Allocation of Purchase Price.  The Purchase Price shall be allocated
          ----------------------------
among the Acquired Assets of each Seller and AFCI as set forth on Schedule 5(b)
                                                                  -------------
attached hereto. The parties agree not to take any position on any Tax Return, upon examination or audit of any Tax Return, in any claim for a Tax refund, or otherwise that is inconsistent with such allocation of the Purchase Price, and the parties further agree to duly prepare and timely file IRS Form 8594 or such other federal income Tax Returns necessary for reporting such allocation.

     c.   Prorations of Taxes and Other Items.  Personal property Taxes on the
          -----------------------------------
Acquired Assets shall be prorated at the Closing, and Buyer shall receive a credit against the Purchase Price, or Sellers shall receive a payment from Buyer in addition to the Purchase Price, as appropriate based on each party's pro rata portion thereof. The personal property Taxes for 2000 shall be estimated and prorated based on the actual 1999 Taxes paid. Sellers shall make available to Buyer the statements and assessments reflecting the 1999 personal property Taxes. Buyer shall pay such sum to the appropriate Governmental Body when due, prior to becoming delinquent. Buyer further shall

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ASSET PURCHASE AGREEMENT         Page 6 of 29
promptly forward to Sellers, after receipt thereof, copies of all 2000 Tax statements and assessments on any Acquired Assets. If the 2000 Taxes due are adjusted such that the Taxes due and payable are greater than the 1999 Taxes, each Seller shall pay its pro rata portion of any deficiency promptly after receiving notice that Buyer paid such Taxes. However, if the 2000 Taxes due shall be adjusted such that the Taxes due and payable are less than the 1999 Taxes, Buyer shall refund to each Seller its pro rata portion of such reduction upon receiving a copy of the 2000 Tax assessment. Buyer shall notify the appropriate Taxing authorities of the change in ownership of the Acquired Assets promptly following the Closing.

     The parties further agree to prorate at the Closing all prepaid items, expenses, and costs (including, but not limited to, rent, telephone, and electrical and utility charges) associated with conducting the Business prior to the Effective Date. To the extent such amounts can be determined at the Closing, the Purchase Price shall be adjusted to reflect an increase or decrease, and to the extent such amounts cannot be determined at the Closing, Sellers and Buyer shall agreed upon and pay to the other any amount owing based on such proration of prepaid items, expenses, and costs within 60 days following the Closing Date.

     d.   Inventory Adjustment Amount.
          ---------------------------

          i.   Physical Inventory.  Sellers shall conduct, or cause to be
               ------------------
conducted, at its sole expense, as of the Effective Date, a physical count of the Inventory (the "Physical Inventory"), and deliver a written listing thereof,
                    ------------------
including an aggregate value of such Inventory (the "Effective Date Inventory
                                                     ------------------------
Statement"), to Buyer at the Closing. Buyer, or any of its representatives, will
---------
have the right to be present and observe the Physical Inventory. The written listing and value of the Inventory shall be initialed by Buyer and Sellers and attached hereto as Schedule 5(d). The value of the Inventory for Tax and
                   -------------
accounting purposes shall be calculated based on the Physical Inventory and each Seller's cost, as determined in accordance with GAAP consistently applied.

          ii.  Payment of Inventory Adjustment Amount. The amount by which the
               --------------------------------------
final value of the Inventory on the Effective Date Inventory Statement (the "Effective Date Inventory Value"), is greater than or less than $35,000.00 (the
 ------------------------------
"Estimated Inventory Value"), if at all, shall be referred to herein as the
 -------------------------
"Inventory Adjustment Amount". If the Inventory Adjustment Amount is a positive
 ---------------------------
number, the Purchase Price shall be increased by the amount by which the Effective Date Inventory Value exceeds the Estimated Inventory Value. If the Inventory Adjustment Amount is a negative number, then, at Buyer's election, either (i) the Purchase Price shall be decreased by the amount by which the Estimated Inventory Value exceeds the Effective Date Inventory Value or (ii) Buyer may use the amount of the negative Inventory Adjustment Amount as a credit towards the payment for the alcoholic beverage inventory to be sold to Buyer pursuant to the Lease, Accommodation and Management Agreement. Sellers will use their best efforts to have as of the Effective Date an amount of inventory consistent with what has historically been maintained in the ordinary course of business.

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ASSET PURCHASE AGREEMENT         Page 7 of 29

     e.   Closing Statement. At the Closing, Buyer, BFX, AFCI, and Sellers shall
          -----------------
execute and deliver a Closing Statement, in form and substance reasonably acceptable to counsel for Buyer and counsel for BFX, AFCI, and Sellers, setting forth any debit, credit, or other adjustment to the Purchase Price required by this Agreement and any other matters which the parties may agree to set forth therein (the "Closing Statement").
              -----------------

6.   NON-COMPETITION COVENANT.  BFX, AFCI, Sellers, Cabo-Fort Worth and Buyer
     ------------------------
covenant and agree as follows:

     a.   Sellers Non-competition Covenant.  Subject to the provisions  of this
          --------------------------------
Section 6, each of BFX, AFCI, Sellers, Cabo-Fort Worth and McLean agree that
---------
during the period beginning on the Effective Date and continuing for a period of 5 years thereafter, they will not, and will not permit any Subsidiary or Affiliate, or any other Person, for them to directly or indirectly own, manage, operate, work for, consult with, advise, control, finance, lend credit to, guaranty the performance of, or otherwise engage or participate in any manner whatsoever, in any restaurant or bar business using the Cabo Concept (as hereinafter defined) or, use a menu in any restaurant or bar business that is substantially the same as the A La Carte Taqueria Menus, as hereinafter defined, used by the Business on the Effective Date, (the "Restricted Activity"),
                                                  -------------------
anywhere in the continental United States, except at the current business address of Cabo-Fort Worth, 115 West Second Street, Fort Worth, Texas 76102. True and correct copies of the A La Carte Taqueria Menus used by Sellers in the Business on the Effective Date are attached hereto as Exhibit 6 (a) (the "A La
                                                      -------------
Carte Taqueria Menus"). AFCI, BFX, Sellers, Cabo-Fort Worth and McLean agree that this covenant is reasonable with respect to its duration, geographical area and scope.

     Notwithstanding anything else contained in this Agreement to the contrary, there shall be no restriction upon any of BFX, AFCI, Sellers, Cabo-Fort Worth and McLean in this Agreement which would limit their ability to open a Mexican restaurant with a menu, food products and decor similar to those used at Uncle Julio's, Pappasitas, Don Pablo's, or On The Border restaurants irrespective of the fact that some of the menu items and the recipes used may be similar to those which are a part of the Cabo Concept or that such menu items may be listed in an a la carte format. It is expressly understood and agreed that BFX, AFCI, Sellers, Cabo-Fort Worth and McLean are entitled to sell all types of tacos, burritos, enchiladas, fajitas, soups, chips, salsas and any other food products sold from time to time on the menus of Uncle Julio's, Pappasitas, Don Pablo's, or On The Border restaurants.

     b.   Definition of Cabo Concept.  As used in this Agreement, the term
          --------------------------
"Cabo Concept" means and includes collectively: (i) the recipes currently being
 ------------
transferred to Buyer, (ii) menu items on the A La Carte Taqueria Menus, and
(iii) the following elements of the trade dress of the Business, taken in the aggregate:

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ASSET PURCHASE AGREEMENT         Page 8 of 29

               .    visual appearance of the exterior and interior signage
               .    interior decor of diamond plate metal countertops
               .    wall CD player
               .    red diamond dust vinyl barstools
               .    soda fountain seating
               .    floor plan and layout
               .    ala carte menu
               .    uniforms of staff
               .    furniture, fixtures and equipment

     Photographs of the foregoing elements of the trade dress of the Business are attached hereto as Exhibit 6(b) and are initialed by the parties, to
                       ------------
evidence the elements of the trade dress which when taken in the aggregate are included in the Cabo Concept. The Cabo Concept does not include any of the foregoing referenced elements as they relate to the "El Rincon Room" at the Cabo-Fort Worth restaurant.

     c.   Limited Use of Cabo Name.  It is specifically agreed between the
          ------------------------
parties that Sellers and Cabo-Fort Worth that may use at the current location of Cabo-Fort Worth the name "Cabo Grande" in its name, and such will not violate the provisions of this Agreement, and to the extent necessary Buyer hereby grants to Sellers and Cabo-Fort Worth a perpetual, non-exclusive, royalty free license to use the word "Cabo" in such name, so long as such name is used only at Cabo-Fort Worth's current business location.

     d.   Remedies.  In the event Buyer believes that Sellers, AFCI, BFX or
          --------
McLean has breached or has threatened to breach any of the provisions of this
Section 6, before Buyer pursues any remedy or relief, Sellers, AFCI, BFX and
---------
McLean shall have 20 days to cure such breach or threatened breach after the date on which it receives written notice from Buyer of the alleged violation hereof. If Sellers, AFCI, BFX or McLean cure the breach or threatened breach within such period, there shall be no breach or default of this Section relating to that incident of allegedly prohibited conduct by Sellers, AFCI, BFX or McLean. If BFX, AFCI, Sellers or McLean breaches any of the provisions of
Section 6 and such breach is not cured within twenty (20) days after receiving notice thereof, Buyer will be entitled to the following remedies;

          i.   Damages from the breaching party; and

          ii. Any other rights it may have to obtain injunctive or other equitable relief to restrain any breach or otherwise to specifically enforce the provisions of Section 6 of this Agreement, it being agreed that money damages
              ---------
alone would be inadequate to compensate the non-breaching party and would be an inadequate remedy for such breach.

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ASSET PURCHASE AGREEMENT         Page 9 of 29

     7.   ADDITIONAL COVENANTS AND AGREEMENTS.
          -----------------------------------

     a.   Employees and Fiduciary Obligations.  Buyer, BFX, AFCI, and Sellers,
          -----------------------------------
as the case may be, covenant and agree as follows:

          i.   Employees.  Contemporaneously with the execution hereof, Seller
               ---------
will terminate or reassign all of its employees who are employed exclusively in the Business. Each Seller will be solely responsible for any and all notices required by applicable Legal Requirements with respect to its termination or reassignment of such employees. Buyer shall have the option, but no obligation to offer employment to any or all of such terminated employees of Seller, on such terms and conditions acceptable to Buyer. Any such Persons who accept an offer of employment shall be considered "newly hired" by Buyer, and Buyer shall have no liability whatsoever with respect to any matter relating to the employment of such Persons by Seller, whether before or after the Effective Date. The provisions of this Section shall inure solely to the benefit of the parties hereto and no third party (including, without limitation, any employee of any Seller or Buyer) shall be permitted to rely hereon as a third party beneficiary or otherwise.

          ii.  Disclaimer of Fiduciary Obligations.  Without waiving any of the
               -----------------------------------
representations or warranties made hereunder, Buyer, on the one hand, and BFX, AFCI, and Sellers, on the other hand, agree that, (i) with respect to the Transaction, each is an independent party, and (ii) each is an experienced and sophisticated business Person, and is relying on its own representatives in determining to enter into and consummate the Transaction. The relationship between the parties in the Transaction as buyer and seller shall not create fiduciary obligations with respect to each other for the purposes of the Transaction.

8.   REPRESENTATIONS AND WARRANTIES AND DISCLAIMERS OF WARRANTIES OF BFX, AFCI,
     --------------------------------------------------------------------------
AND SELLERS. BFX, AFCI, and Sellers, jointly and severally, represent and
-----------
warrant to Buyer that, except as disclosed on the disclosure schedule attached hereto, which shall be arranged in paragraphs corresponding to the numbered and lettered Sections of this Section 8 (the "Sellers' Disclosure Schedule"), each
                          ---------       ----------------------------
of the following statements is true and accurate on the date hereof:

     a.   Authorization of Transaction.  BFX, AFCI, and each Seller has the
          ----------------------------
absolute and unrestricted full right, power, and authority (corporate and otherwise) to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations under this Agreement and the other Transaction Documents to which it is a party. Each of this Agreement and the other Transaction Documents to which BFX, AFCI, and each Seller is a party constitutes the legal, valid, and binding obligation of BFX, AFCI, or Seller, as the case may be, enforceable against BFX, AFCI, or Seller, as the case may be, in accordance with the respective terms thereof, except as enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, or other similar Legal Requirements affecting the enforcement of creditors'

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ASSET PURCHASE AGREEMENT         Page 10 of 29
generally, and (B) equitable principles which may limit the availability of certain equitable remedies (such as specific performance). The execution and delivery of this Agreement and the other Transaction Documents to which BFX, AFCI, and each Seller is a party, and the consummation of the Transaction, has been duly authorized and no other proceedings (corporate or otherwise) by BFX, AFCI, or any Seller are necessary with respect thereto. BFX, AFCI, and Sellers will take, or cause to be taken, all action (corporate or otherwise) necessary to consummate the Transaction.

     b.   Organization; Good Standing.
          ---------------------------

          i. BFX is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

          ii. AFCI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

          iii. Cabo-Shepherd is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. To the Knowledge of Cabo-Shepherd, such Seller has the full right, power, and authority to own, lease, and operate all of the Acquired Assets owned, leased or operated by it, and to conduct the Business as presently being conducted by it.

          iv. Cabo-Travis is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. To the Knowledge of Cabo-Travis, such Seller has the full right, power, and authority to own, lease, and operate all of the Acquired Assets owned, leased or operated by it, and to conduct the Business as presently being conducted by it.

     c.   No Conflict; Effect of Agreement. The execution, delivery, and
          --------------------------------
performance of this Agreement and the other Transaction Documents and the consummation by BFX, AFCI, and each Seller of the Transaction and the compliance by BFX, AFCI, and each Seller with the applicable terms of this Agreement and the other Transaction Documents to which it is a party does not and will not (with or without the giving of notice or the lapse of time or both):

          i. Contravene, conflict with, or result in the violation of any provision of the Articles of Incorporation or Bylaws (or equivalent organizational documents) of BFX, AFCI, or Sellers or any resolution or written consent adopted by the board of directors or shareholders (or equivalent governing bodies) of BFX, AFCI, or Sellers;

          ii. To the Knowledge of BFX, AFCI, and each Seller, contravene, conflict with, or result in a violation of, any judgment, order, writ, injunction, decree, statute, rule, or regulation of any Governmental Body to which Seller or the Acquired Assets may be bound or subject;


--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT         Page 11 of 29

          iii. Contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Seller and that relates to the Business or any of the Acquired Assets;

          iv. Contravene, conflict with, or result in a violation or breach of any material provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or

          v. Result in the imposition or creation of any Lien upon or with respect to any of the Acquired Assets.

     d.   No Consents Required. No Consent, filing, or registration with or from
          --------------------
any Governmental Body or any other Person is or will be required in connection with BFX's, AFCI's, or each Seller's execution, delivery, and performance under this Agreement or the other Transaction Documents to which it is a party, except for those listed in Section 8(d) of Sellers' Disclosure Schedule.

     e.   Title to Assets and Properties; No Liens. AFCI or one of the Sellers
          ----------------------------------------
has good, marketable, and valuable title to all of the Acquired Assets, except for those Acquired Assets held under lease as identified in Schedule 2(a)(vii)
                                                            ------------------
or Schedule 2(a)(viii); and all such assets are free and clear of all Liens,
   -------------------
except for the Liens for Taxes not yet due and payable, and Liens listed in
Section 8(e) of Sellers' Disclosure Schedule. The condition of the Equipment will be suitable for the conduct of the Business at and as of the Effective Date, as conducted by Sellers prior to the Effective Date, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

     f.   Assigned Contracts; Assigned Real Property Leases; Assigned Personal
          --------------------------------------------------------------------
Property Leases.
---------------

          i. Sellers have delivered to Buyer true and complete copies of all the Assigned Contracts, Assigned Real Property Leases, and Assigned Personal Property Leases.

          ii. To the Knowledge of Sellers, each Assigned Contract, Assigned Real Property Lease, and Assigned Personal Property Lease is in full force and effect and is valid and enforceable in accordance with its terms, except as enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, or other similar Legal Requirements affecting the enforcement of creditors' rights generally, and (B) equitable principals which may limit the availability of certain equitable remedies (such as specific performance). Each Seller is in material compliance with all material terms and requirements of each Assigned Contract, Assigned Real Property Lease, and Assigned Personal Property Lease to which it is a party. To the Knowledge of Sellers, each other Person that has or had any obligation or liability under any Assigned Contract, Assigned Real

--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT         Page 12 of 29

Property Lease, or Assigned Personal Property Lease is in material compliance with all material terms and requirements of such Assigned Contract, Assigned Real Property Lease, or Assigned Personal Property Lease.

          iii. No Seller has given or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Assigned Contract, Assigned Real Property Lease, or Assigned Personal Property Lease. There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Seller under any Assigned Contract, Assigned Real Property Lease, or Assigned Personal Property Lease.

     g.   Employees. Section 8(g) of the Disclosure Schedule contains a complete
          ---------  ------------
and accurate list of the following information for each employee, including each employee on leave of absence or layoff status: employer, name, job title, date of hire, date of commencement of employment, current compensation paid or payable, any change in compensation since September 30, 1999, and names of the two senior kitchen supervisory personnel for each of the two locations.

     h.   Compliance with Applicable Laws. Seller is in material compliance with
          -------------------------------
each Legal Requirement that is applicable to it or to the conduct or operation of the Business or the ownership or use of the Acquired Assets owned or used by it, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Acquired Assets and the Business taken as a whole. Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (x) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (y) any actual, alleged, possible, or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     i.   ERISA. Buyer will not assume, or otherwise become liable or
          -----
responsible for, as a successor or otherwise, by virtue of the Transaction, any liabilities or obligations of Seller under any applicable Legal Requirements relating to employment or employee or welfare benefits.

     j.   Labor Matters. With respect to the Business, BFX, AFCI, and each
          -------------
Seller has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings ("Employment Laws"). With respect to the Business, no Seller is liable
           ---------------
for the payment of taxes, fines, penalties, judgments, costs or other amounts, however designated, for failure to comply with any of the foregoing Employment Laws. There is no collective bargaining agreement which is binding on BFX, AFCI, or any Seller. There are no Proceedings pending or, to the Knowledge of Seller, threatened between any employee and BFX, AFCI or any Seller.

--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT         Page 13 of 29

     k.   Environmental Matters. To the best of BFX, AFCI, or Seller's
          ---------------------
Knowledge, BFX, AFCI, and each Seller is not in violation of, has not violated or been in non-compliance with, nor is it aware of any non-compliance relating to, any Environmental Laws in connection with the ownership, use, maintenance or operation or conduct of the Business or of the Acquired Assets by any of them. BFX, AFCI, and each Seller is not and has not been subject to any Environmental Claim in connection with the ownership, use, maintenance or conduct or operation of the Business or of the Acquired Assets by any of them and, to the Knowledge of BFX, AFCI, and each Seller, there is no basis for the same, assuming the disclosure of all relevant facts, events, conditions and circumstances to applicable Governmental Bodies.

     Without in any manner limiting the generality of the immediately preceding paragraph, to the best of BFX, AFCI, and each Seller's Knowledge: (i) except in compliance with Environmental Laws (including, without limitation, by obtaining necessary Environmental Permits), no Materials of Environmental Concern have been disposed of, or in any other way exist or have been used, generated, handled, managed, treated, stored or released (and no release is threatened) in connection with the ownership, use, maintenance or operation or conduct of the Business or of the Acquired Assets by any of them; (ii) all of the Acquired Assets possess, and have been and are in compliance with all terms and conditions of, any and all required Environmental Permits. BFX, AFCI and/or each Seller has timely filed applications for renewal of any Environmental Permit if such application submission is required prior to the Closing Date, and no material expenditures, capital improvements, or changes in operation will be necessary as a condition or as a result of any renewal, amendment, or modification of any Environmental Permit; (iii) there is no requirement of any Environmental Laws that will require future compliance costs on the part of BFX, AFCI or any Seller in excess of Ten Thousand Dollars ($10,000) above costs currently expended in the Ordinary Course of Business related to the Business or the Acquired Assets.

     l.   Litigation and Related Matters. There is no Proceeding before any
          ------------------------------
Governmental Body or before any private arbitration tribunal pending against Seller, or to best of Seller's Knowledge threatened, or that otherwise relates to our could materially affect any of the Acquired Assets or the Business. There are no unsatisfied judgments against Seller. Seller is not subject to any currently existing Proceeding by any Governmental Body. Seller has no Knowledge of any basis for the assertion of any Proceeding by any Governmental Body or any other Person regarding any violation of any Legal Requirement relating to any of the Acquired Assets or the Business.

     m.   Taxes. Seller has filed, or caused to be filed, on a timely basis or
          -----
pursuant to a valid extension, since its date of incorporation, all Tax Returns (including where appropriate consolidated tax returns) that are or were required to be filed by or with respect to it pursuant to any applicable Legal Requirement, and Seller has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to such Tax Returns or otherwise, except where the failure to file Tax Returns or to pay Taxes could not reasonably be expected to have a material adverse effect on

--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT         Page 14 of 29
the Acquired Assets and the Business taken as a whole. All such Tax Returns are true, correct and complete in all material respects. No claim has ever been made or is expected to be made by any authority in a jurisdiction where the Sellers do not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Sellers have no knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Lien. All Taxes that Sellers are or were required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected, and, to the extent required, have been paid to the proper Governmental Bodies or other Persons. None of Sellers are a S corporation as defined in Code Section 1361.

     n.   No Broker's Fee. Seller has not incurred any obligation or liability
          ---------------
for broker's or finder's or similar fees with respect to the Transaction.

     o.   Financial Statements. Sellers have delivered to Buyer: (a) a
          --------------------
consolidated audited balance sheet of BFX as of September 30, 1999 (including the notes thereto, the "Balance Sheet"), and the related audited statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended, including in each case the notes thereto, and (b) an unaudited balance sheet of BFX as of February 29, 2000 ("Interim Balance Sheet") and the related unaudited statements of income, including BFX's Form 10-Q dated December 31, 1999. Such financial statements fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flows of Sellers as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject in the case of the Interim Balance Sheet, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) in the absence of notes that, if presented, would not differ materially from those included in the Balance Sheet. The financial statements referred to in this
Section 8(o) and delivered pursuant hereto will reflect the consistent
------------
application of such accounting principles throughout the periods involved. The financial statements have been and will be prepared from and are in accordance with the books and records of Sellers.

     p.   Disclaimer of Warranties. NOTWITHSTANDING ANY OTHER PROVISION IN THIS
          ------------------------
AGREEMENT, NEITHER BFX, AFCI, NOR ANY SELLER MAKES ANY REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, CONCERNING THE ACQUIRED ASSETS, EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 8 HEREOF. EXCEPT AS SPECIFICALLY SET FORTH IN
                          ---------
SECTION 8 HEREOF, THE ACQUIRED ASSETS SHALL BE SOLD BY SELLERS OR AFCI, AS THE
---------
CASE MAY BE, AND PURCHASED BY BUYER IN THEIR CONDITION AT CLOSING "AS IS" AND "WHERE IS", WITH NO WARRANTY OF MERCHANTABILITY OR HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, AND ALL SUCH WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED BY SELLERS AND AFCI.

--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT         Page 15 of 29

9.   REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to
     ---------------------------------------
BFX, AFCI, and Sellers that, except as disclosed on the disclosure schedule attached hereto, which shall be arranged in paragraphs corresponding to the numbered and lettered Sections of this Section 9 (the "Buyer's Disclosure
                                       ---------       ------------------
Schedule"), each of the following statements is true and accurate on the date
--------
hereof:

     a.   Authorization of Transaction. Buyer has the full right, power, and
          ----------------------------
authority (corporate and otherwise) to enter into, execute and deliver, and perform its obligations under this Agreement and the other Transaction Documents to which it is a party. Each of this Agreement and the other Transaction Documents to which Buyer is a party constitutes the legal, valid, and binding obligation of Buyer enforceable against such party in accordance with the respective terms thereof, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, or other similar Legal Requirements affecting the enforcement of creditors' rights generally, and (ii) equitable principals which may limit the availability of certain equitable remedies (such as specific performance). The execution and delivery of this Agreement and the other Transaction Documents to which Buyer is a party, and the consummation of the Transaction, has been duly authorized and no other proceedings (corporate or otherwise) by Buyer is necessary with respect thereto. Buyer will take, or cause to be taken, all action (corporate or otherwise) necessary to consummate the Transaction.

     b.   Organization; Good Standing. Buyer is a limited partnership duly
          ---------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware, and qualified to do business in the State of Texas. Buyer has the full right, power, and authority (corporate and otherwise) to own, lease, and operate all of the assets and properties it presently owns, leases, and operates, and to conduct business as it is presently being conducted by it.

     c.   No Conflict; Effect of Agreement. The execution, delivery, and
          --------------------------------
performance of this Agreement and the other Transaction Documents and the consummation by Buyer of the Transaction and the compliance by Buyer with the applicable terms of this Agreement and the other Transaction Documents to which it is a party does not and will not (with or without the giving of notice or the lapse of time or both):

          i. Contravene, conflict with, or result in the violation of any provision of the Certificate of Limited Partnership or Limited Partnership Agreement (or equivalent organizational documents) of Buyer or any resolution or written consent adopted by the general partner or limited partners of Buyer;

          ii. To the best of Buyer's knowledge, contravene, conflict with, or result in a violation of any judgment, order, writ, injunction, decree, statute, rule, or regulation of any Governmental Body to which Buyer may be bound or subject; or

--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT         Page 16 of 29

          iii. Contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Buyer.

     d.   No Consents Required. No Consent, filing, or registration with or from
          --------------------
any Governmental Body or any other Person is or will be required in connection with Buyer's execution, delivery, and performance under this Agreement or the other Transaction Documents to which it is a party, except for those listed in
Section 9(d) of Buyer's Disclosure Schedule.
------------

     e.   No Sales Tax Due. Buyer is in the business of reselling the Inventory
          ----------------
acquired hereunder, and possesses all sales Tax permits required for the resale of the same. The Inventory acquired hereunder, is not acquired for consumption or use and will be resold in the Ordinary Course of Business of Buyer.

     f.   Litigation and Related Matters. There is no Proceeding before any
          ------------------------------
Governmental Body or before any private arbitration tribunal pending against Buyer, or to best of Buyer's knowledge threatened. To the knowledge of Buyer, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. There are no unsatisfied judgments against Buyer. Buyer is not subject to any currently existing Proceeding by any Governmental Body. Buyer has no knowledge of any basis for the assertion of any Proceeding by any Governmental Body or any other Person regarding any violation of any Legal Requirement.

     g.   No Broker's Fee. Buyer has not incurred any obligation or liability
          ---------------
for broker's or finder's or similar fees with respect to the Transaction.

     h.   Full and Complete Information; No Reliance. BFX, AFCI, and Sellers
          ------------------------------------------
have made available to Buyer all information, documents, and records that Buyer has requested relating to Acquired Assets, the Assumed Liabilities, and the Business, and its purchase of the Acquired Assets and assumption of the Assumed Liabilities. Other than what is specifically set forth in this Agreement, Buyer has not relied upon any representations or other information, written or oral, from BFX, AFCI, or any Seller, or any of the respective officers, directors, employees, control persons, accountants, attorneys, agents, or representatives of BFX, AFCI, or any Seller, in making its decision to consummate the Transaction. Buyer has relied on its own independent examination and due diligence (and that of its professional advisers and representatives, including, but limited to, accountants and attorneys as deemed necessary by it) of the Acquired Assets, the Assumed Liabilities, and the Business.

--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT         Page 17 of 29

10.  DELIVERIES AT EXECUTION; POST-CLOSING FURTHER ASSURANCES.
     --------------------------------------------------------

     a.   Deliveries by BFX, AFCI, and Sellers. BFX, AFCI, and Sellers shall
          ------------------------------------
execute and deliver, or cause to be executed and delivered, to Buyer or such other Person as required hereby, contemporaneously with the execution hereof the following:

          i.   Secretary's Certificate. Buyer shall have received a certificate
               -----------------------
of the Secretary (or other authorized corporate officer) of BFX, AFCI and Sellers certifying as true, accurate, and complete, as of the Closing Date: (i) a copy of the resolutions of such party's board of directors (or equivalent governing body) authorizing the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by such party of the Transaction; (ii) a copy of the resolutions of such party's shareholders (or equivalent governing body) authorizing the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by such party of the Transaction; (iii) a certified copy of the articles of incorporation (or equivalent organizational document) of such party issued by the Texas Secretary of State; (iv) a copy of the Bylaws (or equivalent organizational document) of such party; and (v) the incumbency of the officer or officers authorized to execute on behalf of such party the Agreement and the other Transaction Documents to which it is a party.

          ii.  Consents. Copies or other satisfactory evidence of the receipt of
               --------
any required Consents to the Transaction, as reflected in Seller's Disclosure Schedule.

          iii. Corporate Documents and Governmental Certificates.
               -------------------------------------------------

               (1) A Certificate of Existence/Good Standing for BFX issued by the Secretary of the State of the State of Delaware dated within 30 days prior to the Closing Date;

               (2) A Certificate of Existence/Good Standing for AFCI issued by the Secretary of the State of the State of Nevada dated within 30 days prior to the Closing Date;

               (3) A Certificate of Existence for each Seller issued by the Secretary of State of the State of Texas dated within 30 days prior to the Closing Date; and

               (4) A Certificate of Good Standing for each Seller issued by the Comptroller of the State of Texas dated within 30 days prior to the Closing Date.

          iv.  UCC, Judgment and Tax Lien Search Report. A Uniform Commercial
               ----------------------------------------
Code, judgment and tax lien search report issued by the Secretary of State of the States of Nevada and Texas and the clerks of Harris and Tarrant counties, Texas, dated within 30 days prior to the Effective Date for the names "American Food Classics, Inc.," "Cabo Shepherd, Inc.," "Cabo Travis,

--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT         Page 18 of 29

Inc.," and "Cabo, The Original Mix-Mex Grill," which are the only names any of AFCI, BFX or Sellers have conducted any of the Business under.

          v.   Delivery of Transaction Documents. The following Transaction
               ---------------------------------
Documents executed by Sellers, AFCI, or BFX, as the case may be:

               (1) a Bill of Sale, Assignment and Assumption Agreement, between Sellers, AFCI, and Buyer in a mutually agreed upon form and substance (the "Bill
                                                                            ----
of Sale") conveying the Inventory (less all Alcohol Inventory which will be
-------
conveyed pursuant to Section 11 hereof upon termination of the Lease,
                     ----------
Accommodation and Management Agreement), Equipment, Sellers' Intellectual Property, Business Records, telephone numbers and Goodwill;

               (2) an Absolute Assignment and Assumption Agreement for each of the Assigned Contracts, Assigned Real Property Leases, and Assigned Personal Property Leases releasing BFX, AFCI, and Sellers, as the case may be, from all liability or obligation thereunder and otherwise in a mutually agreed upon form and substance (the "Assignment Agreements"); an Absolute Assignment and Assumption Agreement for each of the Assigned Contracts, Assigned Real Property Leases, and Assigned Personal Property Leases releasing BFX, AFCI, and Sellers, as the case may be, from all liability or obligation thereunder and otherwise in a mutually agreed upon form and substance (the "Assignment Agreements");
                                                ---------------------

               (3)  an Assignment of the AFCI Intellectual Property;

               (4) a separate Lease, Accommodation and Management Agreement for each location; and

               (5)  the Closing Statement.

          vi.  Possession. Possession or constructive possession of the Acquired
               ----------
Assets except the Alcohol Inventory which shall be delivered pursuant to Section
                                                                         -------
11 hereof.
--

     b.   Further Assurances by Sellers. From time to time after the Effective
          -----------------------------
Date, upon Buyer's request, each Seller agrees to execute and deliver such additional instruments of conveyance and transfer and take such further actions as may be required in conformity with this Agreement and the other Transaction Documents for the complete sale and transfer to Buyer of the Acquired Assets.

     c.   Deliveries by Buyer. Buyer shall deliver, or cause to be delivered,
          -------------------
to Sellers, AFCI, BFX, or such other Person as required hereby, contemporaneously with the execution hereof:

          i.   Purchase Price. The amount of the Purchase Price to be paid by
               --------------
wire transfer.

          ii.  Secretary's Certificate. BFX, AFCI, and Sellers shall have
               -----------------------
received a certificate of the Secretary (or other authorized corporate officer) of Buyer certifying as true, accurate, and complete, as of the Closing Date: (i) a copy of the resolutions of such party's board

--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT         Page 19 of 29
of directors (or equivalent governing body) authorizing the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by such party of the Transaction; (ii) a copy of the resolutions of such party's shareholders (or equivalent governing body) authorizing the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by such party of the Transaction; (iii) a certified copy of the articles of incorporation (or equivalent organizational document) of such party issued by the Texas Secretary of State; (iv) a copy of the Bylaws (or equivalent organizational document) of such party; (v) a list of the equity owners of Buyer with their addresses, telephone numbers and amounts of ownership; and (vi) the incumbency of the officer or officers authorized to execute on behalf of such party the Agreement and the other Transaction Documents to which it is a party.

          iii. Corporate Documents and Governmental Certificates.
               -------------------------------------------------

               (1) A Certificate of Existence for Buyer issued by the Secretary of State of the State of Delaware dated within 30 days prior to the Effective Date; and

               (2) A Certificate of Foreign Qualification and a Certificate of Good Standing for Buyer issued by the Secretary of State of the State of Texas and the Comptroller of the State of Texas, respectively, dated within 30 days prior to the Effective Date.

          iv.  Delivery of Transaction Documents. The following Transaction
               ---------------------------------
Documents executed by Buyer, or such other Person as required thereby:

                    (1)  the Bill of Sale;
                    (2)  the Assignment Agreements;
                    (3) the Lease, Accommodation and Management Agreement for each location;
                    (4) a non-exclusive, royalty free license to the intellectual property to Cabo-Fort Worth (the "Cabo-Fort Worth License") identical to the one attached hereto as Exhibit 10; and
                    (5)  the Closing Statement.

     d.   Further Assurances by Buyer. From time to time after the Effective
          ---------------------------
Date, upon any Seller's request, Buyer agrees to execute and deliver such additional instruments of assumption and take such further actions as may be required in conformity with this Agreement and the other Transaction Documents for the complete assumption by Buyer of the Assumed Liabilities.

     e.   Change of Name. As soon as is reasonable following the Effective
          --------------
Date, Sellers shall (a) amend their governing documents and take all other actions necessary to change their names

--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT         Page 20 of 29
to one sufficiently dissimilar to Sellers' present names, in Buyer's judgment, and to avoid confusion; and (b) take all actions requested by Buyer to enable Buyer to change its name to a name similar to Sellers' present names or to utilize such name thereunto.

11.  LEASE, ACCOMMODATION AND MANAGEMENT AGREEMENT/MIXED BEVERAGE PERMITS.
     ---------------------------------------------------------------------

     Buyer shall be solely responsible to apply for Mixed Beverage Permits and Late Hours Permits at each location of Sellers' Business. In order to accommodate Buyer in the application process, contemporaneously with the execution hereof, each Seller shall execute a Lease, Accommodation and Management Agreement identical to the one attached hereto as Exhibit 11(f) and
                                                             --------------
will agree to continue to sell alcoholic beverages at the location of Seller's business pursuant to the Lease, Accommodation and Management Agreement until the earlier to occur to occur of (i) the date when Buyer is issued a Mixed Beverage Permit by the Texas Alcoholic Beverage Commission for each location of Sellers' Business or (ii) the ninetieth (90th) day after the Effective Date. The Inventory shall be conveyed to Buyer less all the alcohol inventory at each location of Sellers' Business as of the Effective Date ("Alcohol Inventory").
                                                         -----------------
Title to the Alcohol Inventory shall not pass until Buyer has been issued a Mixed Beverage Permit from the Texas Alcoholic Beverage Commission. If the Lease, Accommodation and Management Agreement terminates prior to the issuance of the Mixed Beverage Permit at any location of Sellers' Business, the Alcohol Inventory will be removed by the Seller until such time as the Mixed Beverage Permit is issued.

12   SURVIVAL; INDEMNIFICATION.
     -------------------------

     a.   Survival. Notwithstanding any investigation made by or on behalf of
          --------
any party all representations or warranties made by the parties hereto in this Agreement shall remain effective for the period of the applicable statute of limitations or similar Legal Requirement. Each party is entitled to and is hereby deemed to have reasonably relied upon the representations and warranties of the other party, unless the relying party had knowledge of a misrepresentation or other breach at the time of Closing, in which event, it shall be deemed not to have reasonably relied thereon.

     b.   Indemnification of BFX, AFCI, Sellers and Cabo-Fort Worth.   Subject
          ---------------------------------------------------------
to the provisions of this Section 12, Buyer agrees to indemnify, defend, and
                          ----------
hold harmless BFX, AFCI, Cabo-Fort Worth and each Seller, and each of their respective predecessors, successors, assigns, officers, directors, shareholders, employees, Subsidiaries, parents, Affiliates, partners, agents, attorneys, accountants, financial advisers, representatives, and insurers (the "Seller
                                                                     ------
Indemnified Parties"), against and in respect of any losses, damages (including
-------------------
incidental and consequential damages), deficiencies, diminutions in value, liabilities, actions, suits, claims, proceedings, demands, assessments, judgments, fines, and reasonable costs and expenses (including, but not limited to, attorney and expert witness fees) (the "Losses"), arising or resulting,
                                            ------
directly or indirectly, from or in connection with:


--------------------------------------------------------------------------------
ASSET PURCHASE AGREEMENT         Page 21 of 29

          i. Any misrepresentation or other breach of any representation or warranty made by Buyer in this Agreement or in any of the other Transaction Documents; or

          ii. Any failure to perform or other breach of any covenant, agreement, or obligation of Buyer in this Agreement or in any of the other Transaction Documents.

     The foregoing matters giving rise to the rights of the Seller Indemnified Parties to indemnification hereunder are referred to as the "Seller Claims".
                                                             -------------

     c.   Indemnification of Buyer.  Subject to the provisions of this Section
          ------------------------                                     -------
12, BFX, AFCI, and Sellers, jointly and severally, and Cabo-Fort Worth severally
--
only as to its liability arising under Section 6, agree to indemnify, defend, and hold harmless Buyer and its predecessors, successors, assigns, officers, directors, shareholders, employees, Subsidiaries, parents, Affiliates, partners, agents, attorneys, accountants, financial advisers, representatives, and insurers (the "Buyer Indemnified Parties"), against and in respect of any Losses
               -------------------------
arising or resulting, directly or indirectly, from or in connection with:

          i. Any misrepresentation or other breach of any representation or warranty made by BFX, AFCI, or any Seller in this Agreement or in any of the other Transaction Documents; or

          ii. Any failure to perform or other breach by BFX, AFCI, or Seller of any covenant, agreement, or obligation in this Agreement or in any of the other Transaction Documents, or

          iii. As to Cabo-Fort Worth only, any failure to perform or other breach by it of any covenant, agreement, or obligation in this Agreement or in any of the other Transaction Documents.

     The foregoing matters giving rise to the rights of the Buyer Indemnified Parties to indemnification hereunder are referred to as the "Buyer Claims".
                                                              ------------

     d.   Limitations on Liability.   Notwithstanding any other provision
          ------------------------
hereof, in no event shall BFX, AFCI, Cabo-Fort Worth or any Seller be liable to any Buyer Indemnified Party, or Buyer be liable to any Seller Indemnified Party for any Losses under this Section 12 in excess of the Purchase Price. Further,
                          ----------
as between BFX, AFCI, Cabo-Forth Worth and Sellers on one hand, and Buyer on the other hand, the rights and obligations set forth in this Section 12 will be the
                                                         ----------
exclusive rights and obligations with respect to this Agreement, the events giving rise to this Agreement and the Transaction.

     e.   Thresholds. The Seller Indemnified Parties shall have the right to
          ----------
indemnification under this Section 12 only after and to the extent the Seller
                           ----------
Claims exceed, in the aggregate, the sum of $25,000.00, provided that this Section shall not apply to payment of any portion of the Purchase Price. The Buyer Indemnified Parties shall have the right to indemnification under this
Section 12
----------

--------------------------------------------------------------------------------

ASSET PURCHASE AGREEMENT            Page 22 of 29
only after and to the extent the Buyer Claims exceed, in the aggregate, the sum of $25,000.00. Once the thresholds in the preceding sentences are satisfied, as applicable to each party, Buyer shall be liable for any Losses of the Seller Indemnified Parties in excess thereof, and the BFX, AFCI, Cabo-Fort Worth and the Sellers in the manner and to the extent provided herein shall be liable for any Losses of the Buyer Indemnified Parties in excess thereof, subject to the limitations set forth in Section 12(d) hereof.
                         -------------

     f.   Procedure for Indemnification; Third Party Claims.
          -------------------------------------------------

          i.   After receipt by an Indemnitee under this Section 12 of notice of
                                                         ----------
the commencement of any Proceeding against it, such Indemnitee shall, if a claim is to be made against an Indemnitor hereunder, promptly give notice to the Indemnitor of the commencement of such claim (including all documents and other information which the Indemnitee has with respect thereto), but the failure to notify the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee, except to the extent that the Indemnitor demonstrates that the defense of such action is prejudiced by the Indemnitee's failure to give such notice.

          ii. If any Proceeding referred to in the preceding Subsection is brought against an Indemnitee and it gives notice to the Indemnitor of the commencement of such Proceeding, the Indemnitor will be entitled to participate in such Proceeding and, to the extent that it wants (unless (A) the Indemnitor is also a party to such Proceeding and the Indemnitee determines in good faith that joint representation would be inappropriate, or (B) the Indemnitor fails to provide reasonable assurance to the Indemnitee of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding) to assume the defense of such Proceeding with counsel satisfactory to the Indemnitee and, after notice from the Indemnitor to the Indemnitee of its election to assume the defense of such Proceeding, the Indemnitor will not, as long as it diligently conducts such defense, be liable to the Indemnitee under this Section 12 for any fees of other counsel or any other expenses with respect
     ----------
to the defense of such Proceeding, in each case subsequently incurred by the Indemnitee in connection with the defense of such Proceeding, other than
reasonable and necessary costs of investigation.   If the Indemnitor assumes the
defense of a Proceeding, (A) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification under this Section 12; and (B) no compromise or
                                          ----------
settlement of such claims may be effected by the Indemnitor without the Indemnitee's consent unless (y) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnitee, and (z) the sole relief provided is monetary damages that are paid in full by the Indemnitor; and (C) the Indemnitee will have no liability with respect to any
compromise or settlement of such claims effected without its consent.   If
notice is given to an Indemnitor of the commencement of any Proceeding and the Indemnitor does not, within 10 calendar days after the Indemnitee's notice is given, give notice to the Indemnitee of its election to assume

--------------------------------------------------------------------------------

ASSET PURCHASE AGREEMENT            Page 23 of 29
the defense of such Proceeding, the Indemnitor will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnitee.

          iii. Notwithstanding the foregoing, if an Indemnitee determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates, other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnitee may, by notice to the Indemnitor, assume the exclusive right to defend, compromise, or settle such Proceeding, but the Indemnitor will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     h.   Procedure for Indemnification; Other Claims.   A claim for
          -------------------------------------------
indemnification for any matter not involving a third-party claim covered by
Section 12(g) may be asserted by the Indemnitee promptly giving notice to the
-------------
Indemnitor requesting indemnification and stating in reasonable detail the nature of such matter and the amount of Losses claimed therefor. The Indemnitor shall have 15 days after receiving such notice to respond. If the Indemnitor accepts responsibility or does not respond within such 15 day period, the Indemnitor shall pay the Indemnitee the full amount of the claim within ten 10
Business Days after responsibility therefor is so determined.   If the
Indemnitor rejects the claim for indemnification, and the dispute is not resolved by the Indemnitor and Indemnitee within 15 days, the resolution of the dispute shall be determined by the mandatory mediation and binding arbitration provided for in Section 13(h) hereof. If it is determined after those
                -------------
Proceedings that the Indemnitor is liable for the claim, it shall pay the Indemnitee the full amount of the claim within 10 Business Days after responsibility therefor is so determined or as otherwise ruled in the Proceeding.

13.  MISCELLANEOUS.
     -------------

     i.   Notices.  Any notices required or permitted by this Agreement shall be
          -------
in writing and shall be sufficiently given if personally delivered, mailed by certified or registered mail, return receipt requested, or sent by Federal Express (or other nationally recognized guaranteed and receipted next day delivery service) to the following addresses (or such other address as specified by written notice timely given to the other parties):

          To BFX, AFCI,
          Sellers or McLean    BFX Hospitality Group, Inc.
                               Attn: Robert H. McLean, President/CEO
                               226 Bailey Avenue, Suite 101
                               Ft. Worth, Texas 76107
                               Telephone: 817/332-4761
                               Facsimile: 817/877-0420

--------------------------------------------------------------------------------

ASSET PURCHASE AGREEMENT            Page 24 of 29

          With a copy (which
          shall not constitute
          notice) to:            Whitaker, Chalk, Swindle & Sawyer, L.L.P.
                                 Attn: Wayne M. Whitaker, Esq.
                                 3500 City Center Tower II
                                 301 Commerce Street
                                 Fort Worth, Texas 76102
                                 Telephone: 817/878-0530
                                 Facsimile: 817/878-0501


          To Buyer:              Cabo Restaurants, LP
                                 Attn: Mike Roberson
                                 419 Travis
                                 Houston, Texas 77002
                                 Telephone: 713/225-2060
                                 Facsimile: 713/225-2774


          With a copy (which
          shall not constitute
          notice) to:            Wilson, Cribbs, Goren & Flaum
                                 Attn: Theodore F. Pound, III, Esq.
                                 2200 Lyric Centre
                                 440 Louisiana
                                 Houston, TX 77002
                                 Telephone: 713/222-9000
                                 Facsimile: 713/229-8824

Any such notice shall be deemed to have been given: (i) if delivered by messenger, on the day of delivery, if a Business Day and if not, on the first Business Day thereafter, (ii) if sent by courier or Federal Express (or other guaranteed and receipted delivery service), on the next Business Day, or (iii) if sent by mail, on the third Business Day after mailing.

     b.   Transaction Costs and Expenses.  Except as otherwise provided herein,
          ------------------------------
each party hereunder shall responsible for and pay its own costs and expenses, including fees of accountants, attorneys, and other advisers, incurred by it in connection with the Transaction; provided, however, that if the Transaction is not consummated as a result of a breach of this Agreement by any party, such party shall be liable for expenses and costs incurred by the other parties, together with all reasonable expenses and costs (including attorneys' fees) incurred by the other parties in connection with enforcing their rights under this Agreement, notwithstanding the provisions of Section 12 (b)
                                                  --------------

--------------------------------------------------------------------------------

ASSET PURCHASE AGREEMENT            Page 25 of 29
of this Agreement. Buyer shall pay all sales Tax due and payable as a result of the purchase of the Acquired Assets. Buyer shall also pay all recording fees, documentary stamp Taxes, discretionary surtaxes and intangible Taxes for recording any deeds, assignments, or other instruments in connection with the Transaction. Buyer shall also pay any transfer fees required for the assignment of any of the Assigned Contracts, Assigned Real Property Leases, Assigned Personal Property Leases, or Assigned Governmental Authorizations.

     c.   Assignability; Binding Effect; Third Parties.
          --------------------------------------------

          i. Following the Closing, the rights and obligations of any party under this Agreement may not be assigned or delegated by any party without the prior written consent of the other party, which shall not be unreasonably withheld. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

          ii. Except as otherwise set forth in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies arising from this Agreement on any person other than the parties and their respective successors or assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to a party, nor shall any provision of this Agreement give any third party a right of subrogation or action against any party.

     d.   Waiver. There can be no waiver of any term, provision, or condition of
          ------
this Agreement which is not in writing signed by the party against whom the waiver is sought to be enforced. Waiver by any party of the default or breach of any provision of this Agreement by another shall not operate or be construed as a waiver of any subsequent default or breach.

     e.   Severability.  If any provision of this Agreement is held invalid or
          ------------
unenforceable by a court of final jurisdiction, it is the parties' intent that all other provisions of this Agreement shall remain fully valid, enforceable, and binding on the parties.

     f.   Further Assurances.  The parties agree to take such further actions,
          ------------------
including the execution and delivery of any documents, as may be required, necessary, or desirable for the performance of this Agreement.

     g.   Entire Agreement; Headings; Incorporation by Reference.  This
          ------------------------------------------------------
Agreement, together with the other Transaction Documents, exhibits, schedules, documents, and instruments referred to herein, constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes all previous agreements, written or oral. Except as provided otherwise in this Agreement, this Agreement shall not be amended or modified except by an instrument in writing signed by all parties. Headings are for convenience of reference only and shall not affect the

--------------------------------------------------------------------------------

ASSET PURCHASE AGREEMENT            Page 26 of 29
interpretation or construction of this Agreement. All exhibits, schedules, documents, and instruments referred to in this Agreement are incorporated by reference for all purposes.

     h.   Mandatory Mediation; Binding Arbitration; Governing Law; Venue;
          ---------------------------------------------------------------
Attorney's Fees.
---------------

          i. THE PARTIES AGREE THAT, EXCEPT FOR INJUNCTIVE OR OTHER IMMEDIATE EQUITABLE RELIEF, ANY DISPUTE BETWEEN THEM RELATING TO THIS AGREEMENT, OR THE BREACH HEREOF, SHALL, IF NEGOTIATIONS AND OTHER DISCUSSIONS FAIL, BE FIRST SUBMITTED TO MEDIATION IN ACCORDANCE WITH THE PROVISIONS OF THE COMMERCIAL MEDIATION RULES OF THE AAA BEFORE RESORTING TO ARBITRATION. THE PARTIES AGREE TO CONDUCT THE MEDIATION IN GOOD FAITH AND MAKE REASONABLE EFFORTS TO RESOLVE THEIR DISPUTE BY MEDIATION. THE COMMERCIAL MEDIATION RULES OF THE AAA THEN IN EFFECT SHALL BE APPLIED. THE PARTIES AGREE TO CONDUCT THE MEDIATION IN HOUSTON, TEXAS, OR ANOTHER MUTUALLY AGREED UPON LOCATION.

          ii. THE PARTIES AGREE THAT, EXCEPT FOR INJUNCTIVE OR OTHER IMMEDIATE EQUITABLE RELIEF, ANY DISPUTE BETWEEN THEM RELATING TO THIS AGREEMENT, OR THE BREACH HEREOF, SHALL BE SUBJECT TO BINDING ARBITRATION, IF THE DISPUTE IS NOT
                                   -------------------
RESOLVED BY THE MEDIATION REQUIRED UNDER THE PRECEDING SUBSECTION, IN ACCORDANCE WITH THE PROVISIONS OF THE COMMERCIAL ARBITRATION RULES OF THE AAA, AND THAT JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE ARBITRATION SHALL BE HEARD BEFORE ONE (1) ARBITRATOR SELECTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES. THE COMMERCIAL ARBITRATION RULES OF THE AAA THEN IN EFFECT SHALL BE APPLIED. THE PARTIES AGREE TO CONDUCT THE ARBITRATION IN HOUSTON, TEXAS, OR ANOTHER MUTUALLY AGREED UPON LOCATION.

          iii. Any dispute between the parties relating to this Agreement shall be construed under and in accordance with the laws of the State of Texas applicable to contracts between residents of Texas that are to be wholly performed within such state, without regard to conflicts of law principles.

          iv. If any party appeals the decision of the arbitrator, the parties agree that the United States District Court for the Southern District of Texas, Houston Division, and the state courts within Harris County, Texas shall have exclusive venue and jurisdiction of the same.

--------------------------------------------------------------------------------

ASSET PURCHASE AGREEMENT            Page 27 of 29

          v. The prevailing party in any mediation, arbitration, or litigation shall be entitled to recover from the other party reasonable attorney and expert witness fees, court costs, and the administrative costs, fees, and expenses of the AAA, as the case may be, incurred in the same, in addition to any other relief that may be awarded.

     i.   Time of Essence. Time shall be of the essence in interpreting this
          ---------------
Agreement.

     j.   Multiple Counterparts.  This Agreement may be executed in multiple
          ---------------------
counterparts, each of which shall constitute an original and all of which shall constitute one document; and furthermore, a facsimile signature shall be deemed an original.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused same to be duly delivered on their behalf on the day and year first written above.

--------------------------------------------------------------------------------

ASSET PURCHASE AGREEMENT            Page 28 of 29

Buyer:                                  Sellers:

CABO RESTAURANTS, LP                    CABO SHEPHERD, INC.

By:  Roberson Hospitality, Inc.
Its: General Partner                    By: /s/ Robert Korman
                                           ----------------------
                                        Name:  Robert Korman
                                        Title: Vice President
By: /s/ Mike Roberson
   ---------------------------
Name:  Mike Roberson
Title: President

BFX:                                    CABO TRAVIS, INC.

BFX HOSPITALITY GROUP, INC.             By: /s/ Robert Korman
                                           ----------------------
                                        Name:  Robert Korman
                                        Title: Vice President
By: /s/ Robert Korman
   ---------------------------
Name:  Robert Korman
Title: Vice President
                                        CABO-FORT WORTH #1, L.L.C. only
AFCI:                                   for the purposes to be bound by Sections
                                                                        --------
                                        2, 6 and 12 hereof and no other.
                                        -----------
AMERICAN FOOD CLASSICS, INC.

                                        By: /s/ Robert Korman
                                           ----------------------
By: /s/ Robert Korman                   Name:  Robert Korman
   ---------------------------
Name:  Robert Korman                    Title: Vice President
Title: Vice President

MCLEAN:

/s/ Robert H. McLean
------------------------------
Robert H. McLean, individually and only
----------------
for the purposes to be bound by Section 6
                                ---------
hereof and no other.

--------------------------------------------------------------------------------

ASSET PURCHASE AGREEMENT            Page 29 of 29